Exhibit (g)(3)

                                   Appendix B
                                Custody Agreement
                            Effective August 1, 2008

Name of Fund:

Diversified Money Market Fund
U.S. Government Money Market Fund
100% U.S. Treasury Money Market Fund
Treasury Plus Money Market Fund
California Tax- Free Money Market Fund
California Intermediate Tax- Free Bond Fund
National Intermediate Tax-Free Bond Fund
Bond Fund
Short Term Bond Fund
Income Plus Allocation Fund
Growth & Income Allocation Fund
Capital Growth Allocation Fund
Diversified Equity Allocation Fund
Balanced Fund Core Equity Fund
Large Cap Value Fund (formerly, the Income Equity Fund)
Value Momentum Fund
Large Cap Growth Fund
International Opportunities Fund
Small Cap Value Fund
Small Cap Growth Fund
Cognitive Value Fund
Enhanced Growth Fund
Small Cap Advantage Fund
Fundamental Equity Fund



HIGHMARK FUNDS                                         UNION BANK OF CALIFORNIA


By: /s/ Pamela O'Donnell                               By:  /s/ John M. Kramer
   ---------------------                                  ----------------------

Name: Pamela O'Donnell                                Name:   John M. Kramer
     -----------------                                      --------------------

Title: Treasurer                                      Title: Vice President
      ----------------                                       -------------------



                                                       UNION BANK OF CALIFORNIA


                                                       By: /s/ Margaret Bond
                                                          ----------------------

                                                       Name:   Margaret Bond
                                                            --------------------

                                                       Title: Vice President
                                                             -------------------